February 3, 2000

Mr. Michael B. Young
Treasurer & Controller
Chaparral Resources, Inc.
16945 Northcase Drive, Suite 1440
Houston, Texas  77060

Re:  Amendment No. 1 to OPIC Contract of Insurance No. F158 (the
     "Contract"<F1>)

Chaparral Resources, Inc. ("Chaparral"), has requested that OPIC modify the Contract to include "Transfer Risk" (as defined herein).

In response to Chaparral's request OPIC proposes to amend the Contract as follows:

(1) The "Table of Defined Terms" is deleted and replaced with the new "Table of Defined Terms" attached hereto as Exhibit 1.

(2)  Section 1.05, "TERM", is deleted and replaced with the following:

          "1.05 TERM. This Contract shall become operative on January 31, 2000 (the `Effective Date') and shall terminate on December 31, 2020."

(3) Section 1.06.1, "PREMIUMS AND COVERAGE ELECTIONS", is deleted and replaced with the following:

     "1. TIMING AND RATES. The annual premium rate shall be 2.10% of the Covered Amount (as defined herein). On or before the Effective Date, and thereafter on or before the first day of each succeeding three-month period following the Effective Date (the Effective Date and each such succeeding first day, a `Premium Due Date'), the Investor shall

          (a)  elect amounts of coverage (Section 10.06) and

          (b)  pay the greater of

               (i) the premium due for the coverage period that commences on such date, and

               (ii) the contract administrative fee due for that period.

     The contract administrative fee is 0.25% of the Investment (Section 1.01.2) per annum.
________________
<F1> Capitalized terms used but not otherwise defined herein have the meanings set forth in the Contract.



     Covered Amount means the U.S. dollar amount of coverage, which amount shall be elected by the Investor in accordance with the provisions of
     Section 10.06."

(4) Section 1.06.2, "INITIAL ELECTION", is deleted and replaced with the following:

     "2. INITIAL ELECTION. The Covered Amount and the premium due for the period from January 31, 2000, through April 30, 2000, shall be:

     Covered Amount                                           $30,000,000
     x Quarterly Premium Rate                                     0.5250%
                                                              ===========
     = Premium Due                                              $157,500"

(5)  Section 1.07, "CONTINGENT COVERAGE PREMIUM", is deleted.

(6) Section 2.01, "INCONVERTIBILITY", is deleted and replaced with the following:

     "2.01     INCONVERTIBILITY.  Subject to the exclusions (Section 2.02)
     and limitations (Section 3.02), CAPG or the Foreign Enterprise shall be deemed unable to make a payment in U.S. dollars of earnings on or returns of the Investment (a `Covered Payment') and compensation shall be payable:

          1.   only if

               (a) CAPG or the Foreign Enterprise is not permitted by the Foreign Governing Authority to retain in U.S. dollars outside of the Project Country in an account owned and controlled by CAPG or the Foreign Enterprise (the `Offshore Account') in accordance with the terms of License No. 60 for Opening an Offshore Bank Account issued by the National Bank of the Republic of Kazakhstan, dated December, 30 1999 (the `Offshore Account License'), constituting proceeds from the sale for export of Petroleum produced by the Project (`Export Proceeds') from which Covered Payments may be made; and

               (b)  CAPG or the Foreign Enterprise:

                    (i) (A) is required by the Foreign Governing Authority to convert Export Proceeds into the lawful currency of the Project Country (`Local Currency') to be held in a Local Currency account in the Project Country and (B) during the 120 successive days following the date that either CAPG or the Foreign Enterprise attempts to make a Covered Payment (the `Waiting Period'), is unable to convert sufficient Local Currency to make a Covered Payment in U.S. dollars through any readily available legal channel, whether direct or indirect (including a parallel market), except at rates which are less favorable than the rate described under Section 3.01.2; or

                    (ii) (A) is required by the Foreign Governing Authority
                         to hold Export Proceeds in the Project Country and
                         (B) during the Waiting Period is unable legally to transfer to the United States amounts in U.S. dollars from such Export Proceeds to make such a Covered Payment; or

          2.   If either CAPG or the Foreign Enterprise

               (a) receives in Kazakhstan U.S. dollars constituting proceeds from the sale of Petroleum produced by the Project and sold for delivery in Kazakhstan (`Domestic Proceeds'), and

               (b) during the Waiting Period is unable legally to transfer to the United States amounts in U.S. dollars from such Domestic Proceeds to make a Covered Payment."

(7) Section 2.02.1, "PRE-EXISTING RESTRICTIONS", is deleted and replaced with the following:

          "1.  PRE-EXISTING RESTRICTIONS.  If

               (a) notwithstanding the provisions of Section 2.01, on the date of this Contract a company or an investor, in circumstances comparable to those of the Foreign Enterprise or CAPG on said date, including a company or investor holding a license substantially the same as the Offshore Account License, would have been legally restricted from (i) receiving and maintaining Export Proceeds in an offshore account, (ii) transferring U.S. dollars to the United States, or (iii) making a payment substantially the same as a Covered Payment; and

               (b) the Investor knew or should have known about the restriction.

(8)  Section 10.02, "ASSIGNMENT TO OPIC", is amended by deleting paragraph
     (e) thereof and replacing it with the following:

     "In connection with an inconvertibility claim, immediately upon receipt of instructions from OPIC, the Investor shall deliver the Local Currency or U.S. dollars to OPIC (in cash or, at OPIC's option, by draft subject to collection) or the Investor's rights to receive or obtain U.S. dollars (Section 2.01)."

(9) Section 10.06, "ELECTION OF COVERED AMOUNT AND TERMINATION OF COVERAGE", is amended by deleting subsection 1 thereof and replacing it with the following:

     "1.  The Covered Amount shall be the least of:

          (i)    the Insured Portion of the Book Value of the Investment,

          (ii)   the Maximum Aggregate Compensation Amount, and

          (iii) the Investor's Share of the Expected Monetary Value of the Reserves;

          PROVIDED, however, that if the Investor wishes to elect a Covered Amount that is lower than the lesser of (a) the Insured Portion of the Book Value of the Investment as of the day preceding each Premium Due Date, the Maximum Aggregate Compensation Amount and
          (b) the Investor's Share of the Expected Monetary Value of the Reserves, then the Maximum Aggregate Compensation Amount shall be automatically reduced to such Covered Amount elected by the Investor and the Investor may not subsequently elect a higher Maximum Aggregate Compensation Amount or Covered Amount without OPIC's prior written consent. "

All other provisions of the Contract, as amended, shall remain unchanged.

If this Amendment No. 1 is acceptable to Chaparral, please deliver to OPIC a duly executed counterpart of this letter agreement not later than February 7, 2000 (delivery of such counterparts to OPIC by facsimile shall constitute valid acceptance, provided an original executed counterpart is received by OPIC not later than February 15, 2000). Upon such delivery, this Amendment No. 1 and the Contract shall be effective as January 31, 2000.

If you have any questions, please contact Jim Williams at (202) 336-8575.

Sincerely,


/S/ JULIE A. MARTIN
Julie A. Martin
Vice President for Insurance

ACCEPTED AND AGREED as of this 4th day of February, 2000

CHAPARRAL RESOURCES, INC.

By:  /S/ MICHAEL B. YOUNG
     ---------------------------------
Name:     Michael B. Young

Title:    Treasurer




      Exhibit 1 to Amendment No. 1 to Contract of Insurance No. F158

                          TABLE OF DEFINED TERMS


TERM                                                  SECTION
-----                                                 -------

Book Value of the Investment                          5.01
Book Value of the Loan                                5.01
CAPG                                                  Cover Page
Claim Rescission Amount                               8.02
Contract                                              Cover Page
Co-venturer                                           2.02.4
Covered Amount                                        10.06
Covered Payment                                       2.01
Covered Property                                      4.02.2
Domestic Proceeds                                     2.01.3
Effective Date                                        1.05
Environmental Impact Assessment                       11.01.18(b)
Expected Monetary Value of the Reserves               5.05.6
Foreign Currency                                      5.05.5
Foreign Enterprise                                    1.01.1
Foreign Governing Authority                           1.01.3
Historical Cost                                       5.03.1(b)
Insured Portion                                       1.01.2
Intermediate Subsidiaries                             Cover Page
Investment                                            1.01.2
Investor                                              Cover Page
Investor's Share                                      5.03.1(b)
KKM                                                   1.01.1
Liability                                             5.01(a)
Loan                                                  1.01.2(b)
Local Currency                                        2.01.2(a)(i)
Maximum Aggregate Compensation Amount                 1.03
Offshore Account                                      2.01.1
Offshore Account License                              2.01.1
OPIC                                                  Cover Page
Other Insurance                                       11.01.4
Petroleum                                             1.01.1
Political Violence                                    6.01
Premium Due Date                                      1.06.1
Project                                               1.01.1
Project Agreement                                     1.01.1
Project Country                                       1.01.1
Proved Reserves, Probable Reserves, and Possible      5.05.6
Reserves
Replacement Cost                                      7.01(b)
Shares                                                1.01.2(a)
Subsequent Amendments                                 11.01.8
Waiting Period                                        2.01.2(a)
World Bank Guidelines                                 11.01.17